Exhibit 99.1
FOR IMMEDIATE RELEASE
infoUSA TO ACQUIRE OPINION RESEARCH CORPORATION
Transaction to Significantly Strengthen infoUSA’s Presence in the Public Sector and Create Commercial Sector Cross-Selling Opportunities
OMAHA, NE and PRINCETON, NJ — August 4, 2006 — infoUSA Inc. (Nasdaq: IUSA), the leading provider of business and consumer information products, database marketing services, data processing services and sales and marketing solutions, today announced that it has entered into a definitive merger agreement under which it will acquire Opinion Research Corporation (Nasdaq: ORCI) for $12.00 per share in cash. The total transaction value including the assumption of debt is approximately $134.3 million.
infoUSA will finance the transaction with cash on hand at the time of closing and borrowings under its existing credit facility. infoUSA expects that the acquisition of Opinion Research Corporation will be accretive to its earnings in fiscal 2007. The transaction, which is expected to close in the fourth quarter of 2006, is subject to customary closing conditions and the approval of Opinion Research Corporation shareholders. Opinion Research Corporation will remain headquartered in Princeton, NJ and will continue to operate independently as part of infoUSA.
Vin Gupta, Chairman and CEO of infoUSA, stated, “This is a compelling transaction that fits well with our strategic plan to leverage our existing capabilities and expand our presence in the market research sector. The services provided and clients served by Opinion Research Corporation are highly complementary to infoUSA’s services and we expect that this transaction will create significant value for infoUSA shareholders. The transaction will allow our Donnelley Group to offer market research services to its customers and the Opinion Research Corporation team to offer databases and database services to its clients. The acquisition of Opinion Research Corporation is a significant step in infoUSA’s plan to become a diversified marketing services provider to the corporate and public sectors. infoUSA pioneered the concept of multi-channel marketing in its marketplace, and with annual revenue of approximately $600 million following the close of the transaction, infoUSA will have additional scale and resources to continue leading the industry forward.”
“This transaction delivers outstanding value for our shareholders and we look forward to joining the infoUSA family of businesses,” said John Short, Chairman and CEO of Opinion Research Corporation. “infoUSA is a recognized global leader in sales and marketing solutions and we are confident that Opinion Research Corporation can make a meaningful contribution to infoUSA’s continuing growth and success.”
Opinion Research Corporation is a recognized leader in providing market research services to government and corporate clients in North America, Europe, and Asia. The Social Research unit of Opinion Research Corporation, which had a backlog of approximately $274 million as of June 30, 2006, provides research services to agencies of the United States federal government, and state and local governments. The transaction is expected to expand significantly infoUSA’s existing public sector customer base and drive continued growth in this market.
Opinion Research Corporation’s Commercial Market Research unit provides market research and data management services and marketing and sales support to a diverse base of Fortune 500 corporations. The combination of the Commercial Market Research services and infoUSA’s direct marketing expertise is expected to result in cross-selling opportunities and the potential for infoUSA to generate additional sales from existing data products.
infoUSA’s financial advisors with respect to this transaction are DeSilva & Phillips LLC and McColl Partners, LLC, and its legal advisor is Robins, Kaplan, Miller & Ciresi L.L.P. Opinion Research Corporation’s financial advisor with respect to this transaction is WWC Capital Group, LLC and its legal advisor is Wolf, Block, Schorr and Solis-Cohen LLP.
About Opinion Research Corporation
Founded in 1938, Opinion Research Corporation provides commercial market research, health and demographic research for government agencies, information services and consulting. The company is a pioneering leader in the science of market and social research and has built an international organization to support market intelligence in both public and commercial markets. Further information is available at http://www.opinionresearch.com.
About infoUSA
infoUSA (www.infoUSA.com), founded in 1972, is the leading provider of business and consumer information products, database marketing services, data processing services and sales and marketing solutions. Content is the essential ingredient in every marketing program, and infoUSA has the most comprehensive data in the industry, and is the only company to own a proprietary database of 250 million consumers and 14 million businesses under one roof. The infoUSA database powers the directory services of the top Internet traffic-generating sites. Nearly 3 million customers use infoUSA’s products and services to find new customers, grow their sales, and for other direct marketing, telemarketing, customer analysis and credit reference purposes. infoUSA headquarters are located at 5711 S. 86th Circle, Omaha, NE 68127 and can be contacted at (402) 593-4500. To know more about Sales Leads, click www.infousa.com. To get a 7-day free trial and 100 free sales leads, click www.salesgenie.com.
Cautionary Language Concerning Forward-Looking Statements
Statements herein regarding the proposed transaction between infoUSA Inc. and Opinion Research Corporation, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about future expectations constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon current beliefs and expectations and are subject to significant risks and uncertainties. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including the ability of infoUSA to achieve synergies in connection with the merger and the integration of Opinion Research successfully into its business. Each of infoUSA and Opinion Research disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Additional factors that may affect future results are contained in each company’s filings with the Securities and Exchange Commission (“SEC”), including infoUSA Inc.’s Annual Report on Form 10-K for the year ended December 31, 2005 and Opinion Research Corporation’s Annual Report on Form 10-K for the year ended December 31, 2005, each of which is available at the SEC’s website (http://www.sec.gov). The information set forth herein speaks only as of the date hereof, and any intention or obligation to update any forward looking statements as a result of developments occurring after the date hereof is hereby disclaimed.
Important Information Will Be Filed with the SEC
In connection with the proposed transaction, Opinion Research Corporation plans to file with the SEC a Proxy Statement. Investors and security holders of Opinion Research Corporation are urged to read the Proxy Statement and any other relevant documents filed with the SEC when they are available because they will contain important information about Opinion Research Corporation, the proposed merger and related matters. The final Proxy Statement will be mailed to stockholders of Opinion Research Corporation. Investors and security holders of Opinion Research Corporation will be able to obtain copies of the Proxy Statement, when they become available, without charge, at the SEC’s website (http://www.sec.gov). These documents may also be obtained for free from Opinion Research Corporation by directing a request to Opinion Research Corporation, Investor Relations, P.O. Box 183, Princeton, NJ 08542 or at Opinion Research Corporation’s Investor Relations page on its corporate website at opinionresearch.com.
Contacts
For infoUSA
Stormy Dean, 402-593-4500
Fax: 402-596-8902
E-Mail: ir@infousa.com
or
Andrew Siegel, 212-355-4449
Joele Frank, Wilkinson Brimmer Katcher
Fax: 212-355-4554
For Opinion Research Corporation
Douglas L. Cox, 609-452-5400
Fax: 609-419-1830
E-Mail: douglas.cox@opinionresearch.com